Exhibit 10-36


                          Energy East Corporation
                           Restricted Stock Plan


I.        Plan Objective


     The objective of the Restricted Stock Plan (the "Plan") is to attract and motivate current and future employees of Energy East Corporation (hereinafter referred to as the "Company") and its Affiliates by providing them with the opportunity to receive, in addition to current compensation, an equity interest in the Company.

II.  Definitions

     Wherever used in the Plan, unless the context clearly indicates otherwise, the following words and phrases shall have the meanings set forth below:

     "Affiliate" shall mean any company which qualifies as a "subsidiary corporation" or "parent corporation" of the Company under Section 424 of the Code, or any successor provision, or any other entity in which the Company owns, directly or indirectly, fifty percent (50%) or more of the equity.

     "Award" shall mean an award of Restricted Stock under the
     Plan.
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     "Award Grant" shall mean the grant document (including any amendment or supplement thereto) executed by the Company and acknowledged by a Participant which specifies the terms and conditions of an Award granted to such Participant.

     "Board" shall mean the Board of Directors of the Company.

     "Chairman" shall mean the Chairman of the Company.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Common Stock" shall mean the Common Stock of the Company.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "Participant" shall mean an individual who is selected pursuant to Article IV hereof to receive an Award under the Plan.

          "Restricted Stock" shall mean the shares of Common
     Stock granted pursuant to Article V hereof.

          "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.


          "Section 422" shall mean Section 422 of the Code, or any successor provision, as amended from time to time, and any regulations thereunder.

III.      Administration

          The Plan shall be administered by the Executive Compensation and Succession Committee (the "Committee") of the Board composed of such members as shall be appointed from time to time by the Board. No member of the Committee while serving as such shall be eligible for participation in the Plan.

          Except as otherwise provided in the Plan, decisions and determinations by the Committee shall be final and binding upon all parties. The Committee shall have the authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan, and to make any other determinations that it believes necessary or advisable for the administration of the Plan.

IV.       Eligibility and Participation

          Awards may be granted to such employees of the Company as the Committee may from time to time select. In determining the individuals to whom Awards are to be granted and the number and terms and conditions of such Awards, the Committee shall take into consideration the individual's present and potential contribution to the growth and success of the Company and such other factors as the Committee may deem proper and relevant. The Committee may request recommendations for individual Awards from the Chairman. The Committee may delegate to the Chairman the authority to make Awards to any employees of the Company who are not executive officers subject to Section 16 of the Exchange Act, subject to a fixed maximum Award amount for such a group and a fixed maximum Award amount for any one Participant, as determined by the Committee. Determinations as to Awards made to executive officers who are subject to Section 16 of the Exchange Act shall be made solely by the Committee. For purposes of participation in the Plan, the term "Company" includes the Company and its Affiliates.

V.        Awards of Restricted Stock

          Subject to the other provisions of the Plan, the Committee shall have the sole authority to determine the employees to whom shares of Restricted Stock shall be granted, the time or times when shares of Restricted Stock shall be granted, the number of shares of Restricted Stock to be granted, and such other terms, conditions, limitations, restrictions and provisions for forfeiture with respect to the Restricted Stock as it may prescribe.

VI.       Restricted Stock Award Grants

          Each Award under the Plan shall be evidenced by a written Restricted Stock Award Grant executed by the Company and acknowledged by the Participant in such form as the Committee shall prescribe from time to time in accordance with the Plan.


VII.      Restrictions

          Except as otherwise provided herein, shares of Restricted Stock issued to a Participant may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine, beginning on the date on which the Restricted Stock is granted (the "Restricted Period"). The Committee may also impose such other restrictions and conditions on the shares or the release of the restrictions thereon as it deems appropriate, including the achievement of performance goals which are established by the Committee and which are set forth in the Restricted Stock Award Grant. In determining the Restricted Period of an Award, the Committee may provide that the restrictions will lapse with respect to specified percentages of the shares of Restricted Stock awarded on specific dates following the date of such Award or all at once.

          The Committee may impose other restrictions on transfer, including restrictions necessary to comply with the Securities Act and the Exchange Act, requirements of any stock exchange upon which the shares of Common Stock are then listed and applicable State blue sky or securities laws.
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VIII.        Stock Certificate

          As soon as practicable following the making of an Award, the Restricted Stock shall be registered in the Participant's name in certificate or book-entry form. If a certificate is issued, it shall bear an appropriate legend referring to the restrictions and it shall be held by the Company, or its agent, on behalf of the Participant until all of the restrictions have lapsed or otherwise have been satisfied. If the shares are registered in book-entry form, the restrictions shall be placed on the book-entry registration. A Participant shall also be required to execute and return to the Company a blank stock power for each Restricted Stock certificate (or instruction letter, with respect to shares registered in book-entry form), which will permit transfer to the Company, without further action, of all or any portion of the Restricted Stock that shall be forfeited in accordance with the Restricted Stock Award Grant.

          Except for the transfer restrictions, and subject to such other restrictions, if any, as determined by the Committee, the Participant shall have all other rights of a holder of shares of Common Stock, including the right to receive dividends paid with respect to the Restricted Stock and the right to vote (or to execute proxies for voting) such shares. If all or part of a dividend in respect of the Restricted Stock is paid in Common Stock or any other security issued by the Company, such shares of Common Stock or such other security shall be held by the Company subject to the same restrictions as the Restricted Stock in respect of which the dividend was paid.


          As soon as is practicable following the date on which the forfeiture restrictions on the Restricted Stock lapse or are otherwise satisfied, the Company shall deliver to the Participant the certificates for such shares (or lift the restrictions on the book-entry registration), provided that the Participant shall have complied with all conditions for delivery of such shares contained in the Restricted Stock Grant (or the lifting of restrictions on the book-entry registration) or otherwise reasonably required by the Company and further provided that the delivery of a certificate representing the Restricted Stock of a Participant (or the lifting of restrictions on the book-entry registration) may be postponed for such period as may be necessary or appropriate in order to comply with any applicable law, or regulation, or requirement of a national securities exchange. In no event shall the Company be obligated to deliver any Restricted Stock (or lift the restrictions on the book-entry registration) if the delivery thereof (or the lifting of restrictions on the book-entry registration) would violate any provision of the Securities Act or the Exchange Act, or any other law or regulation of any governmental authority or the rules of any national securities exchange on which the shares of Common Stock of the Company are then listed.

IX.       Termination of Employment

          Unless expressly provided to the contrary in the applicable Restricted Stock Award Grant, all restrictions placed upon Restricted Stock shall lapse immediately if, during the term of the Plan, a Participant ceases to be an employee of the Company or its Affiliates by reason of death, retirement, disability (as defined in New York State Electric & Gas Corporation's long-term disability plan for salaried employees), or termination by the Company or the applicable Affiliate without cause. In addition, the Committee may in its discretion allow restrictions on Restricted Stock to lapse prior to the date specified in a Restricted Stock Award Grant.

          Except as otherwise provided in the Restricted Stock Award Grant, upon the effective date of a termination of employment for any reason not specified in the first paragraph of this Section IX., all shares then subject to restrictions shall be immediately forfeited without any further obligation on the part of the Company. For purposes of this paragraph, the effective date of a Participant's termination shall be the date upon which such Participant ceases to perform services as an employee of the Company or any of its Affiliates.

X.        Shares Available for Awards

          A.  Amount of Stock

          Subject to adjustment as provided in Subsection B of this Article X., the aggregate number of shares of the Company's Common Stock with respect to which Awards may be granted is 1,000,000 shares. Shares of Common Stock delivered by the Company pursuant to the Plan shall be previously issued shares of Common Stock reacquired by the Company, including shares purchased by the Company in the open market, and held as treasury shares.

          For purposes of this Subsection A., shares of the Company's Common Stock that relate to an Award which are forfeited to the Company shall thereafter again be available for issuance under the Plan.

          B.  Dilution and Other Adjustments

          In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, if the Committee shall determine, in its sole discretion, that such change equitably requires an adjustment in the number of shares of Restricted Stock available for grant under the Plan, such adjustments shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.

XI.       Amendments and Termination

          The Board may at any time suspend, terminate, modify or amend this Plan.


XII.      Miscellaneous Provisions

          A. The value of any Restricted Stock issued pursuant to the Plan shall not be considered a component of regular earnings or base compensation for any purpose.

          B.             Nothing in the Plan or in any
                    Restricted Stock Award Grant executed
                    pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Company, or any of its Affiliates, or affect any right which the Company, and any of its Affiliates, may have to terminate the employment of such Participant.

          C. In the event that a Participant elects ("Section 83(b) Election"), pursuant to Section 83(b) of the Code, to include in gross income for Federal income tax purposes an amount equal to the fair market value of the Restricted Stock at the time of the issuance of the Award, the Participant shall be required to notify the Company of said election at the time the Section 83(b) Election is made.

                 At the time the forfeiture restrictions on
            Restricted Stock lapse or are otherwise satisfied, or, if earlier, upon the receipt of a Section 83(b) Election with respect to Restricted Stock, the Company also shall award to the Participant who was granted the Restricted Stock a separate cash payment. This separate cash payment shall be of an amount that will result in the net amount of that separate cash payment, after deduction of any applicable Federal, state and local taxes that are required to be withheld with respect to such separate cash payment, being equal to the amount of any applicable Federal, state and local taxes that are required to be withheld with respect to such Restricted Stock.

                 Upon the payment of dividends with respect to
            Restricted Stock as to which a Section 83(b)
            Election has not been made and as to which the forfeiture restrictions have not lapsed, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy any applicable Federal, state and local taxes that are required to be withheld with respect to such payment of dividends. If a Participant shall fail to remit the full amount required hereunder, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant the amount by which any applicable Federal, state and local taxes that are required to be withheld exceeds the amount remitted by the Participant to the Company.

XIII.        Effective Date

          The Plan shall be effective as of December 1, 1998.

XIV.      Change in Control

          In order to preserve a Participant's rights under an Award in the event of a change in control (as determined by the Committee) of the Company, the Committee in its discretion may, at the time an Award is made or any time thereafter, take one or more of the following actions:
     (i) provide for the acceleration of the vesting of the Award, (ii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, or (iii) make such other provision as the Committee may consider equitable and in the best interests of the Company.